UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 4, 2010 (February 2, 2010)
Date of Report (Date of earliest event reported)

QC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Kansas	000-50840	48-1209939
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

9401 Indian Creek Parkway, Suite 1500 Overland Park, Kansas 66210
(Address of principal executive offices)

(913) 234-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 4, 2010, QC Holdings, Inc. issued a press release announcing its financial results for the three months and year ended December 31, 2009.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The attached press release includes adjusted EBITDA, which is a financial measure that management uses and that the company believes may be useful to investors.  Adjusted EBITDA is calculated as net income before interest, taxes, depreciation and amortization expenses, adjusted to exclude the charges related to stock options and restricted stock awards, non-cash gains or losses associated with property dispositions and discontinued operations.  Reconciliation of this non-GAAP measure is included in a schedule to the press release filed with this report.

This non-GAAP financial measure is intended to supplement the company’s financial information prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) included in the press release by providing management and investors with additional insight regarding results of operations.  Management uses adjusted EBITDA as a non-GAAP performance measure.  Management regularly reviews adjusted EBITDA as it assesses its current and prospective operating results.  Management uses adjusted EBITDA in its strategic planning for the company and in evaluating the results of operations of the company.  The compensation committee has used adjusted EBITDA in evaluating the performance of the company and management and in evaluating certain components of executive compensation, including performance-based annual incentive programs.  Management calculates adjusted EBITDA as income from continuing operations before interest, taxes, depreciation and amortization expenses, adjusted to exclude the charges related to stock options and restricted stock awards, and non-cash gains or losses associated with property dispositions.  Management believes adjusted EBITDA is useful to management and may be useful to investors because certain of the adjusted items represent non-cash charges to net income, and certain of the adjusted items can fluctuate significantly from period-to-period, due in part to the timing of equity-based awards for compensation purposes.

Management recognizes that its use of adjusted EBITDA has various limitations, including the fact that the adjusted items may be a normally recurring expense or may involve the actual use of cash.  Nonetheless, management believes that this adjusted EBITDA measure provides additional insight for investors into the operating results and business trends of the company.

The information in Item 2.02 of this report and in the exhibit attached to this report is not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended.  The information contained in this Item 2.02 and in the accompanying exhibit is not incorporated by reference into any filing with the SEC made by the registrant, whether made before or after the date of this report, regardless of any general incorporation language in that filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2010, the compensation committee of the board of directors of the company approved the 2010 annual cash incentive and long-term incentive plan awards for certain executive officers of the company.  The annual cash incentive awards are designed so that a significant percentage of total executive cash compensation for 2010 is based on achieving certain performance measures.  The long-term incentive plan is equity based and is designed to have both retention and performance-based elements.  The 2010 incentive awards for the executive officers covered by the incentive plans who were named executive officers in the company’s 2009 Proxy Statement are as follows:

	2010 Target Annual Cash Incentive ($)	Long-Term Incentive – Restricted Stock (# of shares)

Darrin J. Andersen, President and COO	$ 292,500	123,200

Douglas E. Nickerson, Chief Financial Officer	$ 150,000	41,100

Michael O. Walrod, Vice President of Operations	$ 100,000	20,500

The opportunity to earn annual cash incentive compensation is based on the achievement of performance measures set by the compensation committee.  For 2010, the annual incentive goals are based 35% on attainment of certain diluted earnings per share from continuing operations, 35% on the attainment of certain adjusted EBITDA, and 30% at the discretion of the committee.  Adjusted EBITDA is calculated as income from continuing operations before interest, taxes, depreciation and amortization expenses, adjusted to exclude the charges related to stock options and restricted stock awards and non-cash gains or losses associated with property disposition.  The targets set by the compensation committee are achievable, but will require the company to have strong financial performance in light of the current economic environment and the recently enacted and possible 2010 regulatory and legislative changes affecting the industry.  These regulatory and legislative changes had only minimal impact on the results of operations for 2009 compared to the anticipated impact in 2010.  The targets set by the compensation committee took into account these enacted and anticipated regulatory and legislative changes in certain states where the company does business.

Participants in the plan may earn 50% of the target annual cash incentive compensation shown above by achieving a threshold of 80% of the targeted performance measures, and up to a maximum of 200% of the target annual incentive compensation by achieving 120% of the targeted performance measures.  The compensation committee retains the authority to make bonus payments in addition to, or in lieu of, payments under the annual incentive plan and has the authority to modify, amend or adjust the performance measures established under the plan.

Long-term incentive awards were granted pursuant to the company’s 2004 Equity Incentive Plan.  Each long-term incentive plan award of restricted stock of the company vests over time, 25% on each of the first four anniversaries of the grant date.  A summary of the long-term incentive plan was attached as Exhibit 10.1 to the company’s Current Report on Form 8-K filed February 11, 2008.

Item 8.01.  Other Events.

On February 2, 2010, the company’s board of directors declared a cash dividend of $0.15 per common share.  Of this total, $0.10 per common share is a special dividend and $0.05 represents the regular quarterly dividend.  The special dividend and the regular quarterly dividend are payable March 8, 2010, to stockholders of record as of February 22, 1010.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

99.1	QC Holdings, Inc. Press Release issued February 4, 2010, reporting the three months and year ended December 31, 2009 financial results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QC HOLDINGS, INC.

Date:	February 4, 2010

		By:	/s/ Douglas E. Nickerson
		Name:	Douglas E. Nickerson
		Title:	Chief Financial Officer